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                                   BY-LAWS OF
                             HISTORICAL TIMES, INC.
                               (the "Corporation")
                         (as adopted on March 22, 1985)


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1. Location of Meetings. All meetings of shareholders shall be held at such place within or without the Commonwealth of Pennsylvania as may be from time to time fixed by the Board of Directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof or at the Corporation's registered office in Harrisburg, Pennsylvania, if not so fixed or stated.

     Section 2. Annual Meetings. Annual meetings of shareholders shall be held on the second Monday of each year, or if such day is a legal holiday, then on the next following business day, at 10:00 a.m., or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of shareholders may be called by the Chairman, the President, the Board of Directors or one or more shareholders holding not less than 20 percent of the outstanding stock of the Corporation entitled to vote at such meeting. Upon the written request of any person or persons who have duly called a special meeting, the Secretary of


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the Corporation shall fix the date of the meeting, which shall not be more than.
60 days after receipt of the request, and shall give due notice of the meeting.

     Section 4. Notice of Meetings. Written notice of every shareholders' meeting stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than sixty days before the date of the meeting in accordance with Article V.

     Section 5. Business of Meetings. At an annual meeting of shareholders, any matter relating to the affairs of the Corporation, whether or not stated in the notice of meeting, may be brought up for action (unless otherwise provided by law). Unless the holders of a majority of the issued and outstanding shares of voting capital stock of the Corporation are present and specifically agree thereto in writing, no matter that was not stated in a notice of special meeting of shareholders shall be brought up for action at such a special meeting.

     Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, or in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President, the Vice Presidents in their order of seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the


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Secretary, or, in the absence of the Secretary, an Assistant
Secretary, or in the absence of both the Secretary and Assistant
Secretaries, a person appointed by the Chairman, shall act as Secretary.

     Section 7. Quorum. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise provided by law, by the Articles of Incorporation or by these By-laws. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. If a quorum shall not be present, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In no event shall the election of the Board of Directors take place at a meeting at which less than a quorum is present.

     Section 8. Required Vote. Unless otherwise prescribed by law, the Articles of Incorporation or these By-laws, if a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     Section 9. Voting Rights. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, each


                                      --3--


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outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation.

     Section 10. Election of Directors. In each election of directors, every shareholder entitled to vote shall have the right to multiply the number of votes to which he is entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

     Section 11. Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders or of a class of shareholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders for such purpose and shall be filed with the Secretary of the Corporation.


                                      --4--

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     If the Articles of Incorporation so provide any action (except any action with respect to an amendment of Articles or plan under which a class or classes of shareholders are by statute entitled to claim the right to valuation of and payment for their shares) which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast two thirds of the total number of votes which all shareholders of the Corporation or of a class of shareholders are entitled by the Articles to cast upon such action and shall be filed with the Secretary of the Corporation. Such action shall not become effective until after at least ten days' written notice of such action shall have been given to each shareholder of record entitled to vote thereon. Treasury shares shall not be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.

     Section 12. Participation by Telephone. One or more shareholders may participate in a meeting of the shareholders by means of a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other.


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                                   ARTICLE II

                                    DIRECTORS

     Section 1. Number; Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors of not less than three and not more than nine in number. The number of directors shall be fixed by vote of the shareholders represented at the annual meeting.

     The Board of Directors shall be elected at the annual meeting of shareholders, and each director so elected shall serve until his successor shall have been elected and qualified or until his earlier resignation or removal.

     Section 2. Qualification. All directors of the corporation shall be natural persons of full age, but need not be residents of Pennsylvania or shareholders of the corporation.

     Section 3. Removal of Directors. Except as otherwise prescribed by law or the Articles of Incorporation, any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that no individual director shall be removed, unless the entire Board shall .be removed, if the votes of a sufficient number of shares are cast against the resolution for his removal, which, if cumulatively voted at an annual election of directors, would be sufficient to elect one or more directors to the Board. The vacancy in the Board of Directors caused by such removal may be filled by the shareholders at the time of removal.


                                      --6--

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     Section 4. Vacancies. Unless filled by the shareholders as provided in
Article II, Section 3 of these By-laws, any vacancy occurring in the Board of Directors, including any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the shareholders entitled to vote at the next annual meeting or, if the number of directors falls below the minimum stated in section 1, at a special meeting called by one remaining member of the Board. Notice of said meeting shall be given in accordance with Article I, Section 4 and Article V. A director elected to fill a vacancy shall serve until the next election of directors by the shareholders, either, at the next annual meeting or at a special meeting duly called for that purpose, and until the election and qualification of his successor.

     Section 5. Compensation of Directors. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of directors for services rendered to the Corporation as directors, officers or otherwise.



                                   ARTICLE III

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Location of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Pennsylvania.


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     Section 2. First Meeting of New Board. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders at the place where such annual meeting is held. Such meeting shall be designated as the annual meeting of the Board of Directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Alternatively, the new Board of Directors may convene at such place and time as shall be fixed by the consent in writing of all of its members.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held with such frequency and at such time and place as shall from time to time be determined by the Board. If the Board has so fixed the frequency, time and place of regular meetings, no further notice thereof shall be necessary.

     Section 4. Special Meetings. Upon the written request of any two directors, special meetings of the Board of Directors may be called by the Chairman or, in his absence, by the President or, in the absence of both, by the Secretary. Five days' written notice, if given by mail, or two days' written notice if given by any other means, must be given to each director in accordance with Article V.

     Section 5. Quorum. A majority of the total number of directors in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from


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time to time until a quorum shall be present, giving notice of the time and place at which the meeting will be reconvened by announcement at the adjourned meeting and by telephone to directors not present at the adjourned meeting.

     Section 6. Required Vote. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these By-laws.

     Section 7. Action by Consent. Any action required or permitted to be taken at a meeting of directors or of a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all directors or all members of the committee, as the case may be, and filed with the Secretary of the Corporation.

     Section 8. Participation by Telephone. One or more members of the Board of Directors or a committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 9. Interested Directors or Officers; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are


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directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (1) The material facts as to such interest and as to the contract or transaction are disclosed or are known to o the Board of Directors and the Board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (2) The material facts as to such interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

          Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in this Section.



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                                   ARTICLE IV

                                   COMMITTEES

     Section .1. Election. The Board of Directors, by resolution adopted by a majority of the full Board, may designate one or more committees, each committee to consist of two or more directors of the Corporation. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all authority of the Board of Directors in the management of the Corporation, except as otherwise required by law.

     Section 2. Minutes. All such committees shall keep regular minutes of their proceedings and report the same to the Board when required.



                                    ARTICLE V

                                    NOTICES

     Section 1. Required Notices. Whenever under the provisions of applicable law, the Articles of Incorporation or these By-laws any written notice is required to be given to any director or shareholder, such notice shall be delivered either personally or by first class mail or telegram, charges prepaid, addressed to such director or shareholder at his address as it appears on the records of the Corporation. If the notice is sent by mail or by telegraph, such notice shall be deemed to be delivered when deposited in the United States mail or with a telegraph office


                                     --11--

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for transmission. Notices given by any other means shall be deemed delivered when received by the addressee.

     Section 2. Waiver of Notice. Whenever under the provisions of applicable law, the Articles of Incorporation or these By-laws, any notice is required to be given to any director or shareholder, a written waiver thereof signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be deemed the equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of such meeting need be specified in the waiver of notice of such meeting.


                                   ARTICLE VI

                                    OFFICERS

     Section 1. Offices; Election; Term. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents and/or Assistant Vice Presidents, a Secretary and/or Assistant Secretaries, and a Treasurer and/or Assistant Treasurer. Except as otherwise provided by law, any person may hold more than one office. Officers shall hold office until their respective successors have been elected and shall have qualified or until their earlier resignation or removal, and if the Board of Directors shall fail in any year or years to meet


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and elect officers, the officers last elected shall continue to hold office.

     Section 2. Additional Officers and Agents. The Board of Directors may appoint such other officers, including assistant secretaries and assistant treasurers, and agents as it shall deem necessary. Such officers and agents shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board of Directors.

     Section 3. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 4. Removal; Vacancies. Any officer or agent may be removed by the Board at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     Section 5. Chairman of the Board. The Chairman, who shall be elected from among the directors, shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present.

     The Chairman shall be responsible for the formation of corporate policies, which policies shall be subject to his sole approval. From time to time, written statements of the policies as articulated by the Chairman shall be presented to the Board for its information and comment. The Chairman shall disseminate corporate policies to the chief executive officer for execution.

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He shall review and approve all plans and financing of capital expenditures and shall sign all certificates of shares of stock of the Corporation.

     The Chairman shall be an ex officio member of all other committees of the Corporation.

     The Chairman shall advise and consult with the President of the Corporation and the chief executive officers of all subsidiaries and divisions of the Corporation.

     The Chairman shall be responsible for the formulation and maintenance of policies which shall promote and augment good relationships between the Corporation, its subsidiaries and divisions and the communities, markets and areas in which they conduct business to insure the maintenance of a strong corporate image.

     The Chairman shall review and approve the hiring, compensation, profit sharing and fringe benefits provided to the President.

     The Chairman shall have such other duties as from time to time may be prescribed by the Board of Directors.

     Section 6. President. The President shall be, under the direction of the Board of Directors, the chief executive officer of the Corporation and shall have general charge and management of the Corporation's affairs and business and shall perform such duties and exercise such powers as may be assigned to or vested in him by these By-laws and the Board of Directors. He shall execute all authorized contracts in the name of the Corporation.


                                     --14--

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In the absence of the Treasurer, he shall have authority to sign checks, drafts, notes and orders for the payment of money. Subject to the approval of the Board of Directors, he shall have the power to appoint such officers as he shall deem appropriate or necessary from time to time, and he shall appoint and discharge other employees and agents of the Corporation.

     Section 7. Vice President. The Vice President, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Chairman, the President or the Board of Directors may from time to time prescribe.

     Section 8. Secretary and Assistant Secretary. The Secretary shall attend all meetings of shareholders and the Board of Directors and shall record the proceedings of such meetings in books to be kept for that purpose and shall perform like duties for any committee of directors when requested. He shall give, or cause to be given, proper notice of all meetings of shareholders and shall perform such duties as may be prescribed by the Board of Directors or the Chairman or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he shall have authority to affix it to any instrument requiring it, and when so affixed it may be attested by his signature. He shall have charge of the share certificates book, any transfer books or share ledgers and such other books and papers as the Board of Directors may order. He shall keep at the registered office of the Corporation a copy of the By-laws, including all amendments or alterations thereto to date, certified to by him, and a share register, giving the names of the shareholders in alphabetical order, and showing their respective addressees, the number and classes of shares held by each, the number and date of certificates issued for the shares and the number and date of cancellation of every certificate surrendered for cancellation. The Assistant Secretary, or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers (including affixation of the corporate seal) of the secretary and shall perform such other duties and have such other powers as the Chairman or the President or the Board of Directors may from time to time prescribe.

     Section 9. Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall sign all checks, drafts, notes and orders for the payment of money, and he shall


                                     --16--


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disburse the funds of the Corporation as may be ordered by the Board of
Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum with surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer perform the duties and exercise the power of the Treasurer and shall perform such other duties and have such other powers as the Chairman or the President or the Board of Directors may from time to time prescribe.


                                   ARTICLE VII

                             CERTIFICATES FOR SHARES

     Section 1. Issuance of Shares. The capital stock, including authorized but previously unissued shares as well as treasury


                                     --17--


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shares, may be issued for such consideration, not less than the par value thereof in the case of previously unissued shares having par value, as shall be fixed from time to time by the Board of Directors.

     Section 2. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates signed by the Chairman and by the Treasurer and shall be sealed with the seal of the Corporation or a facsimile thereof.

     Section 3. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate previously issued by the Corporation which is alleged to have been lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate to give the Corporation a bond sufficient to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be cancelled, and the transaction shall be recorded upon the books of the Corporation. No transfer shall


                                     --18--
be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa. Cons. Stat. ss. 8101, et seq., and its amendments and supplements.

     Section 5. Closing of Transfer Books. The Board of Directors may fix a date, not more than fifty days prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.



                                     --19--

                                  ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

     Section 1. Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter "authorized representative"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any third party action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any


                                     --20--
criminal third party action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceedings by the Corporation by reason of the fact that he is or was an authorized representative against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 3. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Section 4. Determination of Entitlement to Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because he has met the applicable standard of conduct set forth in the appropriate section of this Article. Such determination shall be made:

               (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

               (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

               (3) By the shareholders.


                                     --22--

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of Corporation shall commence on January 1 of each year.

     Section 2. Seal. The seal of the Corporation shall be circular in form and shall contain the words: "HISTORICAL TIMES, INC." and in the center the words and figures "INCORPORATED PENNSYLVANIA 1960."

     Section 3. By-law Amendments. These By-laws may be altered, amended, or repealed or new By-laws may be adopted by the vote of a majority of the shareholders present at any annual or special meeting called for the purpose of amending, altering, or repealing By-laws or the adoption of new By-laws. Notice of any such special meeting shall be given at least two weeks prior to the date thereof. With respect to those matters which are not by statute reserved exclusively to the shareholders, the Board of Directors, by the affirmative vote of at least two-thirds of the directors, may likewise amend, alter or repeal By-laws and may adopt new By-laws in place thereof at a regular meeting or a special meeting, written notice of the purpose of which shall have been given at least two weeks prior to the date thereof. Such proposed amendment, repeal or new By-laws, or a summary thereof, shall be set forth in any notice of such meeting, whether annual, regular or special.

                             HISTORICAL TIMES, INC.

                  UNANIMOUS WRITTEN ACTION OF SOLE SHAREHOLDER

                                  AND DIRECTORS

Cowles Media Company, owner of all of the issued and outstanding stock of Historical Times, Inc. (the "Corporation"), and the undersigned individuals, being all of the directors of the Corporation, hereby authorize and adopt the following resolutions, effective for all periods ending on or after December 31, 1986.

          RESOLVED, that Article IX, Section 1 of the By-laws of the Corporation is hereby amended and restated so as to read in its entirely:

                    "The fiscal year of the Corporation shall end on the Saturday nearest the last day of March of each year."

          RESOLVED FURTHER, that the officers of the Corporation, and each of them, are authorized and directed to take any and all action which may be necessary or advisable to implement the foregoing resolution.

          RESOLVED FURTHER, that the Unanimous Written Action by which the foregoing resolutions are adopted may be executed in counterparts, all of which shall constitute a single action and document.


Date: June 19, 1987

                                             COWLES MEDIA COMPANY


                                             By:  /s/ [ILLEGIBLE]
                                                  --------------------
                                             Its: Vice President
                                                  --------------------

/s/ DAVID C. COX
--------------------                              -------------------------
David C. Cox, Director                            Warren B. Syer, Director


/s/ JAMES A. ALCOTT
--------------------                              ---------------------------
James A. Alcott, Director                         Robert H. Fowler, Director


/s/ JOHN S. COLE
--------------------
John S. Cole, Director

                             COWLES MAGAZINES, INC.

                       WRITTEN ACTION OF SOLE STOCKHOLDER


Cowles Media Company, sole stockholder of Cowles Magazines, Inc., a Pennsylvania corporation (the "Corporation'), hereby adopts the following resolution:

     RESOLVED, that Section 2 of ARTICLE IX of the By-Laws of the Corporation is hereby amended so as to read in its entirety as follows:

     "Section 2. Seal. The Corporation shall have no seal."

IN WITNESS WHEREOF, Cowles Media Company has executed this Written Action of Sole Stockholder effective this 8th day of September , 1988.



                                             COWLES MEDIA COMPANY


                                             By:  /s/ [ILLEGIBLE]
                                                  --------------------
                                             Its:   Vice President
                                                  --------------------